UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2006

PAINCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14160	06-1110906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1030 N. Orange Avenue, Ste. 105, Orlando,
Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 367-0944
Registrant’s facsimile number, including area code: (407) 367-0950
Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting and Failure to Satisfy a Continuing Listing of all

our Standards; Transfer of Listing.

On April 3, 2006, PainCare Holdings, Inc. (the "Registrant") received a notice from the American Stock Exchange (the "AMEX"), the national security exchange that maintains the principal listing for the Registrant's common stock, of a failure to satisfy certain of the AMEX continuing listing standards. The notice relates to the failure of the

Registrant to timely file its annual report on From 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission as required by Sections 134 and 1101 of the AMEX Company Guide (the "AMEX Company Guide"). The notice indicates that the Registrant is required to contact the AMEX by April 10, 2006 to discuss new developments and indicate whether or not it intends to submit a plan of compliance. Further, the notice states that in order to maintain its AMEX listing, the Registrant must submit a plan by April 17, 2006, advising the AMEX of actions it has taken, or will take that would bring the Registrant in compliance with the AMEX Company Guide no later than June 2, 2006.

The Registrant anticipates that it will file its 10-K for the year ended December 30, 2005 with the Securities and Exchange Commission within these time periods as needed to provide a timely response to the AMEX notice and thereby comply with the AMEX continued listing standards. The press release issued by the Registrant on April 5, 2006, with respect to the AMEX notice of failure to satisfy certain of the AMEX continued listing standards is filed herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued April 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2006	PAINCARE HOLDINGS, INC.

BY: /s/ MARK SZPORKA
Chief Financial Officer